EXHIBIT 16


                   Trochiano & Daszkowski, LLP
                         1303 Clove Road
                     Staten Island, NY 10301







                                   February 24, 2003



U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


               Re:  Micronetics, Inc.
                    -----------------

Dear Sir/Madam:

     We have reviewed the statements made by Micronetics, Inc.
(copy attached) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4 of Form 8-K, as part of Micronetics, Inc.'s Form 8-K Current Report dated
February 24, 2003.  We agree with the statements concerning
Trochiano & Daszkowski LLP in such Form 8-K.

                                   Very truly yours,



                                   /S/TROCHIANO & DASZKOWSKI, LLP